Exhibit 99.1

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

Charles M. Shaffer

Executive Vice President and

Chief Financial Officer

Seacoast Banking Corporation of Florida

(772) 221-7003

Seacoast Banking Corporation of Florida Completes Acquisition of

GulfShore BancShares, Inc.

STUART, Fla., April 7, 2017 /PRNewswire/ -- Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF), the holding company for Seacoast National Bank, today announced the completion of its acquisition of GulfShore BancShares, Inc. (“GulfShore”), effective April 7, 2017. Immediately following the merger, GulfShore Bank, GulfShore’s wholly-owned subsidiary, merged with and into Seacoast National Bank.

Pursuant to the merger, GulfShore common shareholders are receiving a combination of 0.4807 shares of Seacoast common stock and $1.47 in cash for each share they own.

The acquisition of GulfShore Bank, a full-service community bank serving the Tampa area since 2007, adds approximately $343 million in assets, $290 million in deposits and $258 million in loans, bringing Seacoast’s total assets to approximately $5.0 billion as of March 31, 2017. GulfShore, which operates three branches – two in Tampa and one in St. Petersburg – has built a strong core deposit franchise, with 59% of total deposits in transaction accounts, and has rapidly grown its high quality, diverse loan portfolio.

“We are delighted to welcome GulfShore’s customers and its employees into the Seacoast family, and we look forward to introducing Tampa’s businesses and households to our broad range of convenient and mobile-accessible products and services,” said Dennis S. Hudson, III, Seacoast’s Chairman and CEO.

Transaction Details

FBR & Co. served as exclusive financial advisor and Cadwalader, Wickersham & Taft LLP served as legal counsel to Seacoast. Sandler O’Neill & Partners, L.P. served as financial advisor and Foley Lardner LLP served as legal counsel to GulfShore.

Customer Information

GulfShore customers will benefit immediately from the merger, with access to Seacoast’s full suite of digital banking products, along with 24/7 local Florida-based customer service. Additionally, customers will have fee-free access to both Seacoast and GulfShore ATMs, as well as to over 1,000 Publix ATMs across the Southeast.

About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.7 billion in assets and approximately $3.5 billion in deposits as of December 31, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 47 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

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